                                                                    Exhibit 10.2
                                                 Officers and Employee Directors

                               TREX COMPANY, INC.
                              Amended and Restated
                      1999 Stock Option and Incentive Plan
                      Non-Incentive Stock Option Agreement



Grant Date:                                Stock Option Exercise Price:
Last Date to Exercise: __________ /1/



Number of Shares of Common Stock
Covered by Grant of Options:

We are pleased to inform you that the Board of Directors has granted you an option (the "Option") to purchase Trex Company, Inc. common stock. Your grant has been made under the Company's Amended and Restated 1999 Stock Option and Incentive Plan (the "Plan"), which, together with the terms contained in this Agreement, sets forth the terms and conditions of your grant and is incorporated herein by reference. If any provisions of the Agreement should appear to be inconsistent with the Plan, the Plan will control.




                                       This stock option grant has been executed and delivered as of _______________ on behalf of Trex Company, Inc.


                                       _________________________________________
                                       Name:
                                       Title:

ACCEPTED AND AGREED TO:


_____________________
    Employee Name




  This is not a stock certificate or a negotiable instrument. Transferable only pursuant to Section 11.2 of the Plan.



------------------------------

/1/ Certain events can cause an earlier termination of the Option. See "Effects of Changes in Capitalization" in the Plan.

1. Vesting:

Subject to the terms of the Plan, the Option becomes vested as to 25% of the shares of Stock purchasable pursuant to the Option on the first anniversary of the date of grant of the Option, if you have been providing services to the Company or a Subsidiary continuously from the Option's date of grant to the first anniversary of the date of grant (the "Anniversary Date") and, so long as continuous provision of services has not been interrupted, the Option becomes vested as to an additional 25% of the shares of Stock subject to the Option on each of the next three (3) Anniversary Dates. Notwithstanding the foregoing, if you should incur an Involuntary Termination within a one year period following a Change in Control, the Option shall become 100% vested at the time of your termination. "Change in Control" means the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company. "Involuntary Termination" means a termination of employment by the Company for a reason other than Cause or by you if the Company takes any action which results in a diminution in any material respect with your position (including status, offices, titles and reporting requirements), compensation authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you.

2. Exercise:

You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time of not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the Option, by following the exercise procedures as set forth in the Plan. All exercises must take place before the Last Date to Exercise (shown on the cover sheet), or such earlier date following your death, disability, retirement, or your ceasing to provide services as described below under "Service Requirements." The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

3. Service Requirements and Termination of Option:

If your service terminates, except as provided in Section 1 above and this
Section 3, all further vesting of shares under this Option stops and all unvested shares are canceled.

If your service terminates for a reason other than: (i) for Cause or (ii) because of your death, permanent and total disability or retirement, you will have ninety (90) days after your provision of services ceases to exercise your vested Option shares, but in no event may the Option be exercised after the Last Date to Exercise. After the 90 days have elapsed, your Option will terminate.

If your service terminates because of your death, permanent and total disability, or retirement, you or your estate will have a period of five years to exercise any Options, whether or not the Options were otherwise exercisable at the time of your death, permanent and total disability, or retirement, but in no event may the Options be exercised after the Last Date to Exercise. After the five year period has elapsed, your Options will terminate.

Your Option will terminate immediately upon termination of your services for Cause. "Cause" means, as determined by the Board, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a felony or of a crime involving moral turpitude; or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements.

4. Taxes and Withholding:

This Option shall not constitute an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company, a Subsidiary or an Affiliate.

5. Transferability:

The Option may be transferred in a manner consistent with Section 11.2 of the Plan.

6. Non-Competition With the Company:

   Covenants of the Optionee. By accepting the benefits of this Agreement, the Optionee acknowledges that (i) the principal business of the Company is the manufacturing and sale of wood-plastic composite lumber (the "Present Business"); (ii) the Optionee constitutes one of a limited number of persons who have developed the Present Business; (iii) the Optionee's work for the Company has given and will continue to give the Optionee access to the confidential affairs and proprietary information of the Company not readily available to the public; and (iv) the agreements and covenants of the Optionee contained in this
Section 6 are essential to the business and goodwill of the Company. Accordingly, in consideration of the benefits being provided by this Agreement, the Optionee is subject to the agreements and covenants set forth in this
Section 6.

   Covenant Against Competition. While the Optionee is employed by the Company and for a period of one (1) year after the termination of the Optionee's employment with the Company for any reason (such period commencing on the date hereof is hereinafter referred to as the "Restricted Period"), the Optionee shall not, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which engages in (A) the Present Business, or (B) any other principal line of business developed by the Company after the date hereof but prior to the date of termination of Optionee's employment with the Company (a "New Business") in any state of the United States and Canada; provided, however, that the Optionee may own, directly or indirectly, solely as an investment, securities of any business, firm, corporation, partnership or other entity which are traded on any national securities exchange or the Nasdaq National Market if the Optionee (A) is not a controlling person of, or a member of a group which controls, such entity and (B) does not, directly or indirectly, own 1% or more of any class of securities of such entity.

   Confidential Information. From and after the date of this Agreement, the Optionee shall not at any time, directly or indirectly, disclose to any person, business, firm, corporation, partnership or other entity any confidential or proprietary information concerning the Company, its business, its suppliers or its customers. All information, whether written or otherwise, regarding the Company's business, including, but not limited to, information regarding customers, customer lists, costs, prices, earnings, systems, operating procedures, prospective and executed contracts and other business arrangements, and sources of supply are presumed to be confidential information of the Company for purposes of this Agreement. The Optionee shall return to the Company all books, records, lists and other written, typed or printed materials, whether furnished by the Company or prepared by the Optionee, which contain any information relating to the Company, its business, its suppliers or its customers, promptly upon termination of the Optionee's service with the Company, and the Optionee shall neither make nor retain any copies of such material without the prior written consent of the Company.

   Cumulative Provisions. The covenants and agreements contained in this Section 6 are independent of each other and are cumulative.

   Acknowledgments. By accepting the benefits of this Agreement, the Optionee acknowledges the broad scope of the covenants contained in this Section 6, but agrees that such covenants are reasonable in light of the scope of the Optionee's duties and knowledge of the Company. The Optionee further acknowledges and agrees that the covenants contained in this Section 6 do not unreasonably restrict his employment opportunities or unduly burden or deprive the Optionee of a means of earning a livelihood.

   Remedies for Breach. By accepting the benefits of this Agreement, the Optionee acknowledges and agrees that his obligations to the Company are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Company. Accordingly, in the event of a breach or threatened breach by the Optionee of any of the provisions of this Section 6, the Company shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under this Agreement or otherwise, to obtain ex parte, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction, to prevent the Optionee from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Company as a result of such breach or threatened breach including, but not limited to, attorneys' fees incurred by the Company in connection with, or as a result of, the enforcement of these covenants. The Optionee expressly waives any requirement based on any statute, rule or procedure or other source that the Company post a bond as a condition of obtaining any of the above-described remedies. In addition to the foregoing remedies, if the Optionee should take actions in competition with the Company, as specified in this Section 6, the Company shall have the right to cause a forfeiture of the rights of the Optionee, including, but not limited to, the right to cause the Optionee to forfeit: (i) any outstanding

Option, and (ii) any gain recognized by the Optionee upon the exercise of an Option during the period commencing twelve (12) months prior to the Optionee's termination of employment or other relationship with the Company due to taking actions in competition with the Company and ending twelve (12) months following such termination of employment or other relationship.

   Divisibility. By accepting the benefits of this Agreement, the Optionee agrees that the provisions of this Section 6 are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, such holding shall not impair the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

   Definition of the Company. For the purposes of this Section 6 only, any reference to the "Company" shall be deemed to include the Company, any division, affiliate or subsidiary of the Company and any and all subsidiaries, divisions or affiliates acquired or formed by any of such entities after the date hereof.

   Non-Integration. The provisions of this Section 6 shall be independent of any similar provisions contained in any employment agreement, stock option agreement or other agreement between an Optionee and the Company.

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